EXHIBIT 4.1



                                    EXHIBIT A

                      PHOENIX REAL ESTATE DEVELOPMENT, INC.
                             SUBSCRIPTION AGREEMENT


Phoenix Real Estate Development, Inc. Number of Shares Subscribed for:______ 2121 30th Street
Boulder, CO 80301                                   Total Purchase Price $______
                                                               ($0.10 per share)

ATTN:  Peter Garthwaite, President

     1. Subscription for purchase of common shares. The undersigned (the "Subscriber") hereby subscribes for the purchase of shares of the No Par Value Common Stock of Phoenix Real Estate Development, Inc. at the purchase price of $.10 per share for the aggregate purchase price of $__________.

     2. Payment. Payment for the shares shall be made by check or wire transfer payable to Horizon Bank of Boulder, N.A., Escrow Agent for Phoenix Real Estate Development, Inc.

     3. Method of Payment.

        [  ] Uncertified personal check, payable to Horizon Bank Escrow
             Agent for Phoenix Real Estate Development, Inc. Please note that funds paid by uncertified personal check may take at least five business days to clear. Accordingly, subscribers who wish to pay the purchase price by means of an uncertified personal check are urged to make payment sufficiently in advance of the expiration date to ensure that such payment is received and clears by the expiration date, and are urged to consider payment by means of a certified or bank check, money order or wire transfer of immediately available funds.

        [ ] Certified check or bank check drawn on a U.S. bank or money order, payable to Horizon Bank Escrow Agent for Phoenix Real Estate Development, Inc.

        [  ] Wire transfer directed to the account maintained by Horizon
             Bank Escrow Agent for Phoenix Real Estate Development, Inc. at:


                          Horizon Bank of Boulder, N.A.
                          3002 Bluff Street
                          Boulder, Colorado 80301
                          (303) 413-0700
                          ABA#
                              ---------------------
                          Credit Account #
                                          ---------
                          Account Name:    Horizon Bank Escrow Agent
                          for Phoenix Real Estate Development, Inc.

If the amount enclosed or transmitted is not sufficient to pay the purchase price for all shares of Common Stock that are stated to be subscribed for, or if the number of shares of Common Stock being subscribed for is not specified, the number of shares of Common Stock subscribed for will be assumed to be the maximum number that could be subscribed for upon payment of such amount. If the amount enclosed or transmitted exceeds the purchase price for all shares of Common Stock that the undersigned subscribed for (such excess amount, the "Subscription Excess"), the Escrow Agent shall return the Subscription Excess to the subscriber without interest or deduction.

     4. Delivery of Funds. Except for wire transfers, all funds must be delivered along with this Subscription Agreement directly to Phoenix Real Estate Development, Inc. at the address set forth above. Phoenix Real Estate Development, Inc will see to the deposit of all checks within 24 hours of receipt of the Subscription Agreement, directly into the escrow account established for the purpose of clearing funds and holding subscription funds until the minimum offering has been received.

                      ACKNOWLEDGMENT, THE SUBSCRIPTION FORM
                       IS NOT VALID UNLESS YOU SIGN BELOW.

I/We acknowledge receipt of the Prospectus and understand that after delivery of this Subscription Agreement to the Company, I/we may not modify or revoke this Subscription Agreement. Under penalties of perjury, I/we certify that the information contained herein, including the social security number or taxpayer identification number given above, is correct.





Subscriber's Signature(s):                              Date:
                          ----------------------------        ------------------


                                                        Date:
                          ----------------------------        ------------------


If signature is by trustee(s), executor(s), administrator(s), guardian(s), attorney(s)-in-fact, agent(s), officer(s) of a corporation or another acting in a fiduciary or representative capacity, please provide the following information (please print).





Name:                                            Capacity:
     ---------------------------------------              ----------------------


Address:                                    Phone:
         -----------------------------------      ------------------------------

                                            Soc. Sec. # or Tax ID #:
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